BRAZE REPORTS FISCAL YEAR AND FOURTH QUARTER 2026 RESULTS

Delivers 28% revenue growth in the fourth quarter, 24% for the full fiscal year 2026

Trailing twelve month dollar-based net retention rises to 109% in the fourth quarter

Announces a $100 million share repurchase authorization including a $50 million accelerated buyback

Realizes strong operating leverage in the fourth quarter and fiscal 2026

NEW YORK -- (BUSINESSWIRE) -- March 24, 2026 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal year ended January 31, 2026.

“We finished the fiscal year with an exceptional Q4, accelerating year-over-year organic revenue growth for the third straight quarter while continuing to drive strong operating leverage across our global business. In addition, we achieved an over 50% year-over-year increase in quarterly bookings, driven by significant strength in our enterprise segment and underscoring a fundamental market shift: the world’s largest and most sophisticated brands are choosing Braze as a foundational partner to drive their AI transformation during this period of intense disruption and opportunity," said Bill Magnuson, Cofounder and CEO of Braze. "We begin this fiscal year with strong commercial momentum and the fastest pace of new product delivery in our history as BrazeAI Decisioning Studio™ continues to scale rapidly and both BrazeAI Agent Console™ and BrazeAI Operator™ were made generally available in February, months ahead of schedule.”

Fiscal Fourth Quarter 2026 Financial Highlights

•Revenue was $205.2 million compared to $160.4 million in the fourth quarter of the fiscal year ended January 31, 2025, up 27.9% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue in the quarter was $193.5 million compared to $153.9 million in the fourth quarter of the fiscal year ended January 31, 2025, and professional services and other revenue was $11.7 million compared to $6.5 million in the fourth quarter of the fiscal year ended January 31, 2025.
•Remaining performance obligations as of January 31, 2026 was $1.0 billion, of which $642.1 million is current, which the company defines as less than one year.
•GAAP gross margin was 65.5% compared to 69.3% in the fourth quarter of the fiscal year ended January 31, 2025.
•Non-GAAP gross margin was 67.2% compared to 69.9% in the fourth quarter of the fiscal year ended January 31, 2025.
•Dollar-based net retention for all customers for the trailing 12 months ended January 31, 2026 and January 31, 2025 was 109% and 111%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 110% compared to 114% in the fiscal year ended January 31, 2025.
•Total customers increased to 2,609 as of January 31, 2026 from 2,296 as of January 31, 2025; 333 of our customers had ARR of $500,000 or more as of January 31, 2026, compared to 247 customers as of January 31, 2025.
•GAAP operating loss was $28.2 million compared to an operating loss of $21.6 million in the fourth quarter of the fiscal year ended January 31, 2025. A primary contributor to the operating loss in the quarter included $37.3 million of stock-based compensation expense.

•Non-GAAP operating income was $14.5 million compared to $7.9 million in the fourth quarter of the fiscal year ended January 31, 2025.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.29 based on 108.5 million weighted average shares outstanding in the fourth quarter of the fiscal year ended January 31, 2026, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.17, based on 102.9 million weighted average shares outstanding in the fourth quarter of the fiscal year ended January 31, 2025.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.10 based on 111.4 million weighted average shares outstanding in the fourth quarter of the fiscal year ended January 31, 2026, compared to non-GAAP net income per share attributable to Braze common stockholders, diluted, of $0.12 based on 107.0 million weighted average shares outstanding in the fourth quarter of the fiscal year ended January 31, 2025.
•Net cash provided by operating activities was $19.4 million compared to net cash provided by operating activities of $17.1 million in the fourth quarter of the fiscal year ended January 31, 2025.
•Free cash flow was $13.9 million compared to $15.2 million in the fourth quarter of the fiscal year ended January 31, 2025.
•Total cash and cash equivalents, restricted cash, and marketable securities was $415.9 million as of January 31, 2026 compared to $514.0 million as of January 31, 2025.

Fiscal Year 2026 Financial Highlights

•Revenue was $738.2 million compared to $593.4 million in the fiscal year ended January 31, 2025, up 24.4% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue was $701.8 million compared to $570.3 million in the fiscal year ended January 31, 2025, and professional services and other revenue was $36.4 million compared to $23.1 million in the fiscal year ended January 31, 2025.
•GAAP gross margin was 67.1% compared to 69.1% in the fiscal year ended January 31, 2025.
•Non-GAAP gross margin was 68.7% compared to 69.8% in the fiscal year ended January 31, 2025.
•GAAP operating loss was $144.8 million compared to a loss of $122.2 million in the fiscal year ended January 31, 2025. A primary contributor to the operating loss in the fiscal year included $144.9 million of stock-based compensation expense.
•Non-GAAP operating income was $28.5 million compared to a loss of $0.0 million in the fiscal year ended January 31, 2025.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $1.22 based on 107.9 million weighted average shares outstanding in the fiscal year ended January 31, 2026, compared to GAAP net loss per share attributable to Braze common stockholders, basis and diluted, of $1.02, based on 102.2 million weighted average shares outstanding in the fiscal year ended January 31, 2025.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.38 based on 111.1 million weighted average shares outstanding in the fiscal year ended January 31, 2026, compared to non-GAAP net income per share attributable to Braze common stockholders, diluted, of $0.17 based on 107.0 million weighted average shares outstanding in the fiscal year ended January 31, 2025.
•Net cash provided by operating activities was $71.4 million compared to net cash provided by operating activities of $36.7 million in the fiscal year ended January 31, 2025.
•Free cash flow was $58.1 million compared to $19.6 million in the fiscal year ended January 31, 2025.

Business Highlights

•Notable new business wins and existing customer expansions in the quarter included Dis-Chem, Goodnotes, ID.me, King, Life360, Mytheresa, PowerUs, realestate.co.nz, Shell Mobility & Convenience, and ThriftBooks.
•Published sixth annual Global Customer Engagement Review, combining insights from 2,200+ marketing leaders, 4,000 consumers, and 6B+ data points from over 750 brands across the Americas, EMEA, and APAC.

Innovations

•Released BrazeAI Agent Console™ for general availability allowing brands to create custom agents that bring the power of generative and agentic AI directly into Braze Canvas and Catalogs.
•Announced general availability and continued to drive value for customers through BrazeAI Operator™, a companion that provides a unified experience for accessing AI to build masterful campaigns, uncover data insights, answer questions, and simplify execution.
•During calendar year 2025, Braze powered 4.5 trillion messages and Canvas actions, processed over 25 trillion data points, executed 3.1 trillion AI decisioning inferences, and made 8.7 trillion updates to user profile systems of record. This execution capability provides brands with confidence to deploy business-critical programs for entire global audiences.

Partnerships

•Strengthened relationship with Snowflake by deploying Cortex Code, transforming Braze’s approach to agentic analytics by automating and enriching insights layers, and optimizing native understanding of datasets, schemas, and columns to produce more precise, actionable outputs, and in turn accelerate time-to-value for Braze customers.
•Enhanced our Shopify integration by incorporating custom product data for enhanced segmentation and personalization, and syncing customer engagement to provide a unified shopper view in Shopify.
•Expanded Audience Sync to The Trade Desk, enabling customers to leverage real-time, first-party data in Braze to optimize programmatic ad targeting across The Trade Desk's global inventory - including CTV, Retail Media, and the Open Web - while building a more durable, cohesive strategy across owned and paid channels.
•Also expanded Audience Sync to LinkedIn, enabling customers to enhance B2B and high-consideration B2C ad targeting - increasing return on ad spend (ROAS) and unifying paid media within the broader customer journey.

Industry Recognitions

•Recognized as a Strong Performer in The Forrester Wave™: Email Marketing Service Providers, Q1 2026.
•Also recognized in the G2 Best of Awards for the fourth consecutive year, earning recognition in the Best Marketing and Digital Advertising Software Products, Best Software Products, Best Software for Enterprises Businesses, and Best Global Software Companies categories.
•Earned the Equality 100 Award on the Human Rights Campaign Foundation’s 2026 Corporate Equality Index in the United States for the third year in a row, reflecting Braze’s commitment to workplace equality through benefits, policies, community, connection and inclusion.
•Named on Built In's 2026 Best Places to Work lists, including Best Large Places to Work across Austin, Chicago, New York, and San Francisco.

Financial Outlook

Braze is initiating guidance for the fiscal first quarter ending April 30, 2026 and fiscal year ending January 31, 2027.

Metric (in millions, except per share amounts)	FY 2027 Q1 Guidance	FY 2027 Guidance
Revenue	$204.5 - 205.5	$884.0 - 889.0
Non-GAAP operating income	$10.0 - 11.0	$69.0 - 73.0
Non-GAAP net income	$11.0 - 12.0	$69.0 - 73.0
Non-GAAP net income per share, diluted	$0.10 - 0.11	$0.61 - 0.65
Weighted average common shares used in computing non-GAAP net income per share, diluted	~112.0	~113.0

Braze has not reconciled its guidance as to non-GAAP operating income, non-GAAP net income or non-GAAP net income per share, diluted, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Share Repurchase Program:

Braze announced today that its Board of Directors authorized a share repurchase program of up to $100 million of the Company’s outstanding Class A Common Stock. Pursuant to the new program, Braze plans to imminently enter into an accelerated share repurchase transaction with respect to approximately $50 million of its outstanding Class A Common Stock.

"As we enter fiscal 2027, our financial profile is sound, and we are pleased that our strong balance sheet and consistent cash generation provide us with the flexibility to invest in our business while returning capital to shareholders. This authorization provides us with the flexibility to opportunistically return capital while maintaining the strong liquidity needed to pursue our ambitious roadmap for durable, profitable growth,” said Isabelle Winkles, CFO of Braze. “We are proud of the scale we have achieved and view this share repurchase program as a clear signal of our Board and management team’s confidence in our strategy, our market opportunity, and our ability to execute against our financial goals.”

Conference Call Information:

What: Braze Fiscal Year and Fourth Quarter 2026 Financial Results Conference Call
When: Tuesday, March 24th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, and amortization of intangible assets. Braze defines non-GAAP free cash flow as net cash provided by/(used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the first quarter of and the full fiscal year ended January 31, 2027, any anticipated repurchases by Braze of its Class A common stock, the anticipated performance of and customer value from its products and features, including its BrazeAI products and features, and its future business strategies and plans. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) the extent to which Braze achieves anticipated financial targets; (2) Braze’s ability to realize its broader strategic and operating objectives; (3) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (4) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (5) Braze’s history of operating losses; (6) Braze’s limited operating history at its current scale; (7) Braze’s ability to successfully manage its growth; (8) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (9) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (10) Braze’s ability to attract new customers and renew existing customers; (11) the competitive markets in which Braze participates and the intense competition that it faces; (12) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (13) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 9, 2025, and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

Third Party Reports

The Forrester Wave™: Email Marketing Service Providers, Q1 2026, Shar VanBoskirk, March 2026.

The Forrester Wave™ is copyrighted by Forrester Research, Inc. Forrester and Forrester Wave™ are trademarks of Forrester Research, Inc. Forrester does not endorse any company, product, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at https://www.forrester.com/about-us/objectivity/.

G2.com, Inc., https://www.g2.com/best-software-companies/top-marketing, February 2026.

Message and Internal Data

Message and other internal data included in this press release is approximate and is based on various assumptions. This data is tracked with internal systems and tools that are not independently verified by any third party, and is accordingly subject to adjustment. The methodology underlying the data included in this press release may vary from prior years and prior year results may not be directly comparable to current results.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging™. Braze helps brands deliver great customer experiences that drive value both for consumers and for their businesses. Built on a foundation of composable intelligence, BrazeAI™ allows marketers to combine and activate AI agents, models, and features at every touchpoint throughout the Braze Customer Engagement Platform for smarter, faster, and more meaningful customer engagement. From cross-channel messaging and journey orchestration to Al-powered decisioning and optimization, Braze enables companies to turn action into interaction through autonomous, 1:1 personalized experiences. The company has repeatedly been recognized as a Leader in marketing technology by industry analysts, and was voted a G2 “Best of Marketing and Digital Advertising Software Product” in 2025. Braze was also named a 2025 Best Companies To Work For by U.S. News & World Report, a 2025 America’s Greatest Companies by Newsweek, and a 2025 Fortune Best Workplace in Technology™ by Great Place To Work®. The company is headquartered in New York with 15 offices across the Americas, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025

Revenue	$205,170	$160,400	$738,182	$593,410
Cost of revenue (1)(2)(5)	70,816	49,313	242,525	183,191
Gross Profit	134,354	111,087	495,657	410,219

Operating expenses:
Sales and marketing (1)(2)(5)	81,690	69,262	327,012	282,316
Research and development (1)(2)	45,029	33,600	167,143	133,969
General and administrative (1)(2)(3)(4)(5)(6)	35,872	29,784	146,259	116,093
Total operating expenses	162,591	132,646	640,414	532,378
Loss from operations	(28,237)	(21,559)	(144,757)	(122,159)
Other income, net	3,556	5,589	16,596	21,557
Loss before provision for income taxes	(24,681)	(15,970)	(128,161)	(100,602)
Provision for income taxes	6,901	1,094	2,625	3,445
Net loss	(31,582)	(17,064)	(130,786)	(104,047)
Net income (loss) attributable to redeemable non-controlling interest	22	128	501	(304)
Net loss attributable to Braze, Inc.	$(31,604)	$(17,192)	$(131,287)	$(103,743)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.29)	$(0.17)	$(1.22)	$(1.02)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	108,539	102,918	107,906	102,189

(1) Includes stock-based compensation as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenue	$1,126	$977	$4,829	$4,022
Sales and marketing	10,961	9,223	44,017	38,168
Research and development	15,561	10,381	56,816	43,004
General and administrative	9,683	7,262	39,239	29,067
Total stock-based compensation expense	$37,331	$27,843	$144,901	$114,261

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenue	$45	$33	$218	$189
Sales and marketing	425	177	1,563	1,247
Research and development	580	122	1,924	1,522
General and administrative	463	117	1,100	684
Total employer taxes related to stock-based compensation expense	$1,513	$449	$4,805	$3,642

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
General and administrative	$691	$1,112	$3,223	$3,876

(4) Includes acquisition related expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
General and administrative	$167	$—	$12,049	$—

(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenue	$2,362	$—	$6,300	$—
Sales and marketing	600	—	1,600	—
General and administrative	79	101	343	560
Total amortization of intangible assets	$3,041	$101	$8,243	$560
(6) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
General and administrative	$—	$—	$—	$(223)

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	January 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124,342	$83,062
Restricted cash, current	566	—
Accounts receivable, net of allowance of $1,934 and $2,563 at January 31, 2026 and January 31, 2025, respectively	122,350	95,234
Marketable securities	287,580	430,457
Prepaid expenses and other current assets	33,088	35,273
Total current assets	567,926	644,026
Restricted cash, noncurrent	3,430	530
Property and equipment, net	43,517	38,550
Operating lease right-of-use assets	72,011	76,147
Deferred contract costs	100,738	76,766
Goodwill	261,857	28,448
Intangible assets, net	61,487	3,130
Other assets	2,791	3,401
TOTAL ASSETS	$1,113,757	$870,998
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,562	$2,150
Accrued expenses and other current liabilities	95,023	64,189
Deferred revenue	304,560	239,976
Operating lease liabilities, current	19,269	18,162
Total current liabilities	420,414	324,477
Operating lease liabilities, noncurrent	63,385	69,278
Other long-term liabilities	5,802	2,494
TOTAL LIABILITIES	489,601	396,249
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	389	(112)
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of January 31, 2026 and January 31, 2025, respectively; 112,770,651 and 87,934,059 shares issued and outstanding as of January 31, 2026 and January 31, 2025, respectively	11	8
Class B common stock, $0.0001 par value; 0 and 110,000,000 shares authorized as of January 31, 2026 and January 31, 2025, respectively; 0 and 16,017,314 shares issued and outstanding as of January 31, 2026 and January 31, 2025, respectively	—	2
Additional paid-in capital	1,340,091	1,062,613
Accumulated other comprehensive gain (loss)	1,788	(926)
Accumulated deficit	(718,123)	(586,836)
TOTAL STOCKHOLDERS’ EQUITY	623,767	474,861
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$1,113,757	$870,998

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(130,786)	$(104,047)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	143,738	115,140
Amortization of deferred contract costs	41,267	35,014
Depreciation and amortization	19,328	10,115
Provision for credit losses	666	2,331
Value of common stock donated to charity	3,223	3,776
Accretion of discount on marketable securities	(951)	(2,079)
Non-cash foreign exchange (gain) loss	(73)	(1,033)
Fair value adjustments to contingent consideration	—	(223)
Fixed asset write offs	80	488
Other	(144)	(152)
Changes in operating assets and liabilities:
Accounts receivable	(22,715)	(5,363)
Prepaid expenses and other current assets	3,569	(6,629)
Deferred contract costs	(65,249)	(48,171)
ROU assets and liabilities	(1,133)	1,939
Other assets	(1,880)	(29)
Accounts payable	(601)	(3,912)
Accrued expenses and other current liabilities	26,191	3,694
Deferred revenue	57,137	35,887
Other long-term liabilities	(229)	(66)
Net cash provided by operating activities	71,438	36,680
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash acquired	(181,854)	—
Purchases of property and equipment	(9,588)	(13,234)
Capitalized internal-use software costs	(3,776)	(3,814)
Purchases of marketable securities	(151,641)	(217,975)
Maturities of marketable securities	175,208	195,353
Return of principal on marketable securities	120,744	3,200
Net cash used in investing activities	(50,907)	(36,470)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	15,861	6,906
Proceeds from stock associated with employee stock purchase plan	7,099	7,705
Payments of deferred purchase consideration	—	(2,916)
Net cash provided by financing activities	22,960	11,695
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	1,255	(444)
Net change in cash, cash equivalents, and restricted cash	44,746	11,461
Cash, cash equivalents, and restricted cash, beginning of period	83,592	72,131
Cash, cash equivalents, and restricted cash, end of period	$128,338	$83,592

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025

Gross profit	$134,354	$111,087	$495,657	$410,219
Plus:
Stock-based compensation expense	1,126	977	4,829	4,022
Employer taxes related to stock-based compensation expense	45	33	218	189
Amortization of intangibles expense	2,362	—	6,300	—
Non-GAAP gross profit	$137,887	$112,097	$507,004	$414,430
GAAP gross margin	65.5%	69.3%	67.1%	69.1%
Non-GAAP gross margin	67.2%	69.9%	68.7%	69.8%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025

GAAP sales and marketing expense	$81,690	$69,262	$327,012	$282,316
Less:
Stock-based compensation expense	10,961	9,223	44,017	38,168
Employer taxes related to stock-based compensation expense	425	177	1,563	1,247
Amortization of intangibles expense	600	—	1,600	—
Non-GAAP sales and marketing expense	$69,704	$59,862	$279,832	$242,901

GAAP research and development expense	$45,029	$33,600	$167,143	$133,969
Less:
Stock-based compensation expense	15,561	10,381	56,816	43,004
Employer taxes related to stock-based compensation expense	580	122	1,924	1,522
Non-GAAP research and development expense	$28,888	$23,097	$108,403	$89,443

GAAP general and administrative expense	$35,872	$29,784	$146,259	$116,093
Less:
Stock-based compensation expense	9,683	7,262	39,239	29,067
Employer taxes related to stock-based compensation expense	463	117	1,100	684
1% Pledge charitable contribution expense	691	1,112	3,223	3,876
Acquisition related expense	167	—	12,049	—
Amortization of intangibles expense	79	101	343	560
Contingent consideration adjustment	—	—	—	(223)
Non-GAAP general and administrative expense	$24,789	$21,192	$90,305	$82,129

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025

Loss from operations	$(28,237)	$(21,559)	$(144,757)	$(122,159)
Plus:
Stock-based compensation expense	37,331	27,843	144,901	114,261
Employer taxes related to stock-based compensation expense	1,513	449	4,805	3,642
1% Pledge charitable contribution expense	691	1,112	3,223	3,876
Acquisition related expense	167	—	12,049	—
Amortization of intangibles expense	3,041	101	8,243	560
Contingent consideration adjustment	—	—	—	(223)
Non-GAAP income (loss) from operations	$14,506	$7,946	$28,464	$(43)
GAAP operating margin	(13.8)%	(13.4)%	(19.6)%	(20.6)%
Non-GAAP operating margin	7.1%	5.0%	3.9%	0.0%

Reconciliation of GAAP to Non-GAAP Net Income	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025

Net loss attributable to Braze, Inc.	$(31,604)	$(17,192)	$(131,287)	$(103,743)
Plus:
Stock-based compensation expense	37,331	27,843	144,901	114,261
Employer taxes related to stock-based compensation expense	1,513	449	4,805	3,642
1% Pledge charitable contribution expense	691	1,112	3,223	3,876
Acquisition related expense	167	—	12,049	—
Amortization of intangibles expense	3,041	101	8,243	560
Contingent consideration adjustment	—	—	—	(223)
Non-GAAP net income attributable to Braze, Inc. (1)	$11,139	$12,313	$41,934	$18,373

Non-GAAP net income per share attributable to Braze, Inc. common stockholders, basic	$0.10	$0.12	$0.39	$0.18
Non-GAAP net income per share attributable to Braze, Inc. common stockholders, diluted	$0.10	$0.12	$0.38	$0.17
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, basic	108,539	102,918	107,906	102,189
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, diluted	111,354	106,952	111,150	106,971
(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025

Net cash provided by operating activities	$19,375	$17,083	$71,438	$36,680
Less:
Purchases of property and equipment	(4,820)	(1,087)	(9,588)	(13,234)
Capitalized internal-use software costs	(665)	(791)	(3,776)	(3,814)
Non-GAAP free cash flow	$13,890	$15,205	$58,074	$19,632

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Steve Ballerini
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.